UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2012	(September 21, 2012)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Without admitting or denying any violations of law or regulation, on September 21, 2012, Metro Bank (the “Bank”), a wholly owned subsidiary of Metro Bancorp, Inc., a Pennsylvania business corporation, accepted and entered into a Stipulation and Consent to the Issuance of an Order to Pay Civil Money Penalty (“Consent Agreement”). Pursuant to the Consent Agreement, the Bank consented and agreed to the issuance by the Federal Deposit Insurance Corporation (the “FDIC”), its federal banking regulator, of an order to pay (“Order”) and agreed to pay a civil money penalty in the amount of $1,500,000. The Consent Agreement and Order arose out of certain findings relating to the Bank Secrecy Act (“BSA”) and its implementing regulations as set forth in the joint August 31, 2009 and October 25, 2010 Reports of Examination (“Reports”) issued by the FDIC and the Pennsylvania Department of Banking.

The Consent Agreement is subject to acceptance by the FDIC and the Order will become effective upon issuance by the FDIC. If the Consent Agreement is accepted by the FDIC and the FDIC issues the Order: (i) the FDIC has agreed that it will take no further enforcement action against the Bank as a result of the BSA related findings in the Reports; and (ii) the Bank has agreed that it will not seek or accept indemnification for the civil money penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012
Metro Bancorp, Inc.
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(Registrant)

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer